[LETTERHEAD OF ERNST & YOUNG LLP]

October 4, 1999

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

We have read Item 4 of the Form 8-K dated September 28, 1999, of Total Entertainment Restaurant Corp. and are in agreement with the statements contained in paragraphs 4a(i), (ii), (iv) and (v) on page 3 therein. We have no basis to agree or disagree with other statements of the registrant contained herein.

                                            Very truly yours,


                                            /s/ Ernst & Young LLP

                                            Ernst & Young LLP